                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 29, 2000

                               PENFORD CORPORATION
               --------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                   WASHINGTON
               ---------------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

               0-11488                             91-1221360
       ------------------------          -------------------------------
       (COMMISSION FILE NUMBER)         (IRS EMPLOYER IDENTIFICATION NO.)

            777-108TH AVENUE N.E., SUITE 2390
                 BELLEVUE, WASHINGTON                       98004-5193
         -----------------------------------------     --------------------
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (425) 462-6000

                                 ---------------


                        ---------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                EXPLANATORY NOTE

      This Amendment No. 2 on Form 8-K/A revises Item 7 of our Current Report on Form 8-K, originally filed September 29, 2002 and amended December 12, 2000 (together, the "Form 8-K") and includes information in response to comments from the staff of the Securities and Exchange Commission.

      This report continues to speak as of the dates of the original filings of the Form 8-K, as amended, and we have not updated this disclosure in this report to speak as of a later date. All information contained in this report, the Form 8-K is subject to updating and supplementing as provided in our periodic reports filed with the Securities and Exchange Commission.

ITEM 2.  ACQUISITION OF ASSETS

This Amendment No. 1 provides Items 7 (a) and 7 (b) of the Current Report on Form 8-K dated September 29, 2000, relating to Penford Corporation's acquisition of Starch Australasia Limited, renamed Penford Australia Limited. In accordance with paragraph 4 of Item 7 (a) of Form 8-K, the required financial statements and pro forma financial information are being filed with this Amendment No. 1.

ITEM 7.  FINANCIAL STATEMENTS,  PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements of Business Acquired

            PENFORD AUSTRALIA LIMITED (formerly Starch Australasia Limited)

            (i)   Independent Audit Report for the year ended 30 June 2000

            (ii) Audited Consolidated Profit and Loss Statement for the year ended 30 June 2000

            (iii) Audited Consolidated Balance Sheet as of 30 June 2000

            (iv) Audited Consolidated Statement of Cash Flows for the year ended 30 June 2000

            (v) Notes to Consolidated Financial Statements for the year ended 30 June 2000

      (b)   Pro Forma Financial Information

            PENFORD CORPORATION

            (i)   Unaudited Pro Forma Consolidated Financial Statements

            (ii) Unaudited Pro Forma Consolidated Balance Sheet as of August 31, 2000

            (iii) Unaudited Pro Forma Consolidated Statement of Income for the
                  year ended August 31, 2000

            (iv)  Notes to Unaudited Pro Forma Consolidated Financial Statements

      (c)   Exhibits

            2.1 Starch Australasia Share Sale Agreement completed as of September 29, 2000 among Penford Holdings Pty Limited, a wholly owned subsidiary of Registrant, and Goodman Fielder Limited*

            10.1 Amended and Restated Credit Agreement dated as of November 15, 2000 among Penford Corporation and Penford Products Co. as borrowers, and certain commercial lending institutions as lenders, and the Bank of Nova Scotia, as agent for the lenders*

            10.2 Debenture Trust Deed dated as of November 15, 2000 among Penford Holdings Pty Limited as issuer and ANZ Capel Court Limited as trustee*

            10.3 Syndicated Facility Agreement dated as of November 15, 2000 among Penford Australia Limited, a wholly owned subsidiary of Penford Holdings Pty Limited, as borrowers, and Australia and New Zealand Banking Group Limited as lender and agent*

            10.4 Intercreditor Agreement dated as of November 15, 2000 by and among The Bank of Nova Scotia, KeyBank National Association, U.S. National Association and Australia and New Zealand Banking Group Limited*

            23.1  Consent of Ernst & Young LLP, Independent Auditors*

            99.1  Press Release dated September 29, 2000**

                  *Previously filed as an exhibit to the Form 8-K/A of Penford Corporation (File No. 000-11488) filed with the Commission by Penford on December 12, 2000

                  **Previously filed as an exhibit to the Form 8-K of Penford Corporation (File No. 000-11488) filed with the Commission by Penford on October 13, 2000.

                            INDEPENDENT AUDIT REPORT

To the members of Penford Australia Limited (formerly Starch Australasia
Limited)

SCOPE

We have audited the attached financial report, being a special purpose financial report, of Penford Australia Limited for the financial year ended 30 June 2000, consisting of the Profit and Loss Statement, Balance Sheet, Statement of Cash flows and Notes thereon. The company's directors are responsible for the financial report and have determined that the accounting policies used and described in Note 1 to the financial statements which form part of the financial report are appropriate for the purpose for which the financial report is prepared. We have conducted an independent audit of the financial report in order to express an opinion on it to the members of the company.

The financial report has been prepared for inclusion in certain filings under the laws of the United States. We disclaim any assumption of responsibility for any reliance on this audit report or on the financial report to which it relates for any purpose other than that for which it was prepared.

Our audit has been conducted in accordance with United States generally accepted auditing standards. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial report, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial report is presented fairly in accordance with the accounting policies described in Note 1, so as to present a view which is consistent with our understanding of the company's financial position and performance as represented by the results of its operations and its cash flows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the financial report of Penford Australia Limited is in accordance with:

(a)   the Corporations Law including:

      (i) giving a true and fair view of the company's financial position as at 30 June 2000 and of the performance of the company for the year ended on that date; and

      (ii) complying with Accounting Standards to the extent disclosed in Note 1, and the Corporations Regulations; and

(b)   other mandatory professional reporting requirements.

Accounting principles generally accepted in Australia vary in certain respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated operating profit for the year ended 30 June 2000 and the determination of consolidated shareholder's equity of Penford Australia Limited as at 30 June 2000 to the extent indicated in note 29 to the financial statements.

Ernst & Young

/s/ David N. Balcombe
Melbourne

Date: 11 December 2000

                            PENFORD AUSTRALIA LIMITED
                            PROFIT AND LOSS STATEMENT

                                                                                                            PENFORD AUSTRALIA
YEAR ENDED 30 JUNE 2000                                                    NOTES         CONSOLIDATED            LIMITED
-----------------------                                                    -----         ------------       -----------------
                                                                                                 $000                    $000
OPERATING REVENUE                                                            2                113,771                  94,052
                                                                                             ========                ========
OPERATING PROFIT BEFORE INCOME TAX                                                              3,604                  1,614
INCOME TAX ATTRIBUTABLE TO OPERATING PROFIT                                  3                   (493)                    164
                                                                                             --------                --------
OPERATING PROFIT AFTER INCOME TAX                                                               3,111                  1,778
                                                                                             --------                --------
RETAINED PROFITS at the beginning of the financial year                                         3,484                  (2,436)
                                                                                             --------                --------
TOTAL AVAILABLE FOR APPROPRIATION                                                               6,595                    (658)
                                                                                             --------                --------
DIVIDENDS PROVIDED FOR OR PAID                                                                     --                      --
                                                                                             --------                --------

RETAINED PROFITS at the end of the financial year                                               6,595                    (658)
                                                                                             ========                ========

                            PENFORD AUSTRALIA LIMITED
                                  BALANCE SHEET

                                                                                 PENFORD AUSTRALIA
AT 30 JUNE 2000                               NOTES           CONSOLIDATED             LIMITED
---------------                              -------          ------------       -----------------
                                                                      $000                   $000
CURRENT ASSETS
Cash                                                                16,286                  9,795
Receivables                                        4                17,838                 14,636
Inventories                                        5                24,908                 20,894
Other                                              6                   523                    345
                                                                   -------                -------
TOTAL CURRENT ASSETS                                                59,555                 45,670
                                                                   -------                -------
NON-CURRENT ASSETS
Investments                                        7                    --                    391
Property, plant and equipment                      9                57,268                 50,463
Intangibles                                       10                   421                    421
Future income tax benefit                                              342                     --
                                                                   -------                -------
TOTAL NON-CURRENT ASSETS                                            58,031                 51,275
                                                                   -------                -------
TOTAL ASSETS                                                       117,586                 96,945
                                                                   -------                -------
CURRENT LIABILITIES
Accounts payable                                  11                12,389                  8,918
Borrowings                                        12                 5,885                  5,885
Provisions                                        13                 5,335                  4,077
                                                                   -------                -------
TOTAL CURRENT LIABILITIES                                           23,609                 18,880
                                                                   -------                -------
NON-CURRENT  LIABILITIES
Accounts payable                                  14                79,827                 70,733
Borrowings                                        15                 3,377                  3,377
Provisions                                        16                 4,651                  4,613
                                                                   -------                -------
TOTAL NON-CURRENT  LIABILITIES                                      87,855                 78,723
                                                                   -------                -------
TOTAL LIABILITIES                                                  111,464                 97,603
                                                                   -------                -------
NET ASSETS                                                           6,122                   (658)
                                                                   =======                =======
SHAREHOLDERS' EQUITY
Share Capital                                     17                    --                     --
Reserves                                          18                  (473)                    --
Retained profits                                                     6,595                   (658)
                                                                   -------                -------
TOTAL SHAREHOLDERS' EQUITY                                           6,122                   (658)
                                                                   =======                =======

                            PENFORD AUSTRALIA LIMITED
                             STATEMENT OF CASH FLOWS

                                                                                                                PENFORD AUSTRALIA
YEAR ENDED 30 JUNE 2000                                                              NOTES       CONSOLIDATED        LIMITED
-----------------------                                                            --------      ------------   -----------------
                                                                                                         $000                $000
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers                                                                                84,371              63,812
Sales to group companies                                                                               36,570              29,798
Payments to suppliers and employees                                                                  (109,122)            (83,998)
Other operating receipts                                                                                  217                 217
Interest paid                                                                                          (1,248)               (475)
Other operating payments                                                                               (5,700)             (5,700)
Income tax paid                                                                                        (1,366)               (966)
                                                                                                     --------            --------
NET CASH FLOWS FROM OPERATING ACTIVITIES                                                 19             3,722               2,688
                                                                                                     --------            --------
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment                                                           (5,938)             (4,910)
Proceeds from sale of property, plant and equipment                                                        32                  24
                                                                                                     --------            --------
NET CASH FLOWS USED IN INVESTING ACTIVITIES                                                            (5,906)             (4,886)
                                                                                                     --------            --------
CASH FLOWS FROM FINANCING ACTIVITIES
Advances - related parties                                                                             16,075              15,314
Borrowings - other                                                                                      2,062               2,062
Exchange rate effect on non trading intercompany balance                                                  158                  --
                                                                                                     --------            --------
NET CASH FLOWS FROM FINANCING ACTIVITIES                                                               18,295              17,376
NET INCREASE IN CASH HELD                                                                              16,111              15,178
Add opening cash brought forward                                                                          245              (5,383)
Effect of exchange rate changes on the opening balances of cash held in                                  (106)                 --
  foreign currencies
Effects due to translation of cash flows at transaction date exchange rate                                 36                  --
                                                                                                     --------            --------
CLOSING CASH CARRIED FORWARD                                                             19            16,286               9,795
                                                                                                     ========            ========

                            PENFORD AUSTRALIA LIMITED
                          NOTES TO FINANCIAL STATEMENTS

30 JUNE 2000

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) BASIS OF ACCOUNTING

The financial report is a special purpose financial report, which has been prepared in accordance with all the requirements of the Corporations Law, which includes applicable Accounting Standards other than the inclusion of comparatives from the prior year, as such comparatives were not required for the purpose for which the financial report was prepared. Other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) have also been complied with.

The financial report has been prepared for inclusion in certain filings under the laws of the United States.

Accounting principles generally accepted in Australia vary in certain respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated operating profit for the year ended 30 June 2000 and the determination of consolidated shareholders' equity attributable to shareholders' of Penford Australia Limited as at 30 June 2000 to the extent indicated in note 29 to the financial statements.

The financial statements have been prepared in accordance with the historical cost convention, except for certain assets which are at valuation.

(B) CHANGE IN ACCOUNTING POLICIES

The accounting policies adopted are consistent with those of the previous year.

(C) PRINCIPLES OF CONSOLIDATION

The consolidated financial statements are those of the economic entity, comprising Penford Australia Limited (the parent company) and all entities, which Penford Australia Limited controlled from time to time during the year and at the balance sheet date.

The financial statements of subsidiaries are prepared for the same reporting period as the parent entity, using consistent accounting policies.

All intercompany balances and transactions, including unrealised profits arising from intra-group transactions, have been eliminated in full.

(D) FOREIGN CURRENCIES

Translation of foreign currency transactions

Transactions in foreign currencies of entities within the consolidated entity are converted to local currency at the rate of exchange ruling at the date of the transaction.

Amounts payable to and by entities within the consolidated entity that are outstanding at the balance sheet date and are denominated in foreign currencies have been converted to local currency using rates of exchange ruling at the end of the financial year.

Except for certain specific hedges, all resulting exchange differences arising on settlement or re-statement are brought to account in determining the profit and loss for the financial year.

Specific Hedges

Where a purchase or sale is specifically hedged, exchange gains or losses on the hedging transaction arising up to the date of purchase or sale are included with the purchase or sale. Exchange gains and losses arising on the hedge transaction after that date are taken to the profit and loss statement.

Translation of financial reports of overseas operations

All overseas operations are deemed self-sustaining, as each is financially and operationally independent of Penford Australia Limited. The financial reports of overseas operations are translated using the current rate method and any exchange differences are taken directly to the foreign exchange translation reserve.

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(E) CASH

For the purposes of the statement of cash flows, cash includes cash on hand and in banks, and money market investments readily convertible to cash within 2 working days, net of outstanding bank overdrafts.

(F) TRADE RECEIVABLES

Trade receivables are carried at nominal amounts due less any provision for doubtful debts. A provision for doubtful debts is recognised when collection of the full nominal amount is no longer probable.

(G) RECEIVABLES - RELATED PARTIES

Amounts (other than trade debts) receivable from related parties are carried at nominal amounts due.

(H) INVENTORIES

Inventories are valued at the lower of cost and net realisable value.

Costs incurred in bringing each product to its present location and condition are accounted for as follows:

[ ]   Raw materials - weighted average cost basis

[ ] Finished goods and work-in-progress - cost of direct material and labour and a proportion of manufacturing overheads based on normal operating capacity.

(I) RECOVERABLE AMOUNT

Non-current assets are not revalued to an amount above their recoverable amount, and where carrying values exceed this recoverable amount assets are written down. In determining recoverable amount the expected net cash flows have been discounted to their present value using a market determined risk adjusted discount rate.

(J) PROPERTY, PLANT AND EQUIPMENT

Cost and valuation

Items of property, plant and equipment comprising a class of non-current asset are revalued at the same date on a consistent basis.

Where assets have been revalued, the potential effect of the capital gains tax on disposal has not been taken into account in the determination of the revalued carrying amount. Where it is expected that a liability for capital gains tax will arise, this expected amount is disclosed by way of note.

Depreciation

Depreciation is provided on a straight line basis on all property, plant and equipment, other than freehold land.

Major depreciation periods are:             2000
Freehold buildings:                     25 to 40 years
Plant and equipment:                     5 to 20 years

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(K) LEASES

Leases are classified at their inception as either operating or finance leases based on the economic substance of the agreement so as to reflect the risks and benefits incidental to ownership.

Operating leases

The minimum lease payments of operating leases, where the lessor effectively retains substantially all of the risks and benefits of ownership of the leased item, are recognised as an expense on a straight line basis.

Finance leases

Leases which effectively transfer substantially all the risks and benefits incidental to ownership of the leased item to the company are capitalised at the present value of the minimum lease payments and disclosed as property, plant and equipment under lease. A lease liability of equal value is also recognised.

Capitalised lease assets are depreciated over the shorter of the estimated useful life of the assets and the lease term. Minimum lease payments are allocated between interest expense and reduction of the lease liability with the interest expense calculated using the interest rate implicit in the lease and charged directly to profit and loss.

(L) INTANGIBLES

Goodwill

Goodwill is amortised by the straight line method over the period during which benefits are expected to be received. This is taken as being 10 years.

Patents

The costs of obtaining patents has been capitalised and is being amortised over a ten year period.

(M) TRADE PAYABLES

Liabilities are recognised for amounts to be paid in the future for goods and services received, whether or not billed to the company.

(N) LOANS AND BORROWINGS

All borrowings are carried at the principal amount. Interest is charged as an expense as it accrues.

(O) PROVISIONS

Dividends payable are recognised when a legal obligation to pay the dividend arises, typically following approval of the dividend at a meeting of shareholders.

(P) SHARE CAPITAL

Ordinary share capital is recognised at the fair value of the consideration received by the company.

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(Q) REVENUE RECOGNITION

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the entity and the revenue can be reliably measured. The following specific recognition criteria must also be met before revenue is recognised:

Sale of Goods

Control of the goods has passed to the buyer.

Interest

Control of a right to receive consideration for the provision of, or investment in, assets has been attained.

Dividends

Control of a right to receive consideration for the investment in assets is attained, usually evidenced by approval of the dividend at a meeting of shareholders.

(R) EMPLOYEE ENTITLEMENTS

Provision is made for employee entitlement benefits accumulated as a result of employees rendering services up to the reporting date. These benefits include wages and salaries, annual leave, sick leave and long service leave.

Liabilities arising in respect of wages and salaries, annual leave, sick leave and any other employee entitlements expected to be settled within twelve months of the reporting date are measured at their nominal amounts. All other employee entitlement liabilities are measured at the present value of the estimated future cash outflow to be made in respect of services provided by employees up to the reporting date.

Employee entitlements expenses and revenues arising in respect of the following categories:

- Wages and salaries, non-monetary benefits, annual leave, long service leave, sick leave and other leave entitlements; and

-     Other types of employee entitlements

Are charged against profits on a net basis in their respective categories.

(S) INCOME TAX

Tax-effect accounting is applied using the liability method whereby income tax is regarded as an expense and is calculated on the accounting profit after allowing for permanent differences. To the extent timing differences occur between the time items are recognised in the financial statements and when items are taken into account in determining taxable income, the net related taxation benefit or liability, calculated at current rates, is disclosed as a future income tax benefit or a provision for deferred income tax. The net future income tax benefit relating to tax losses and timing differences is not carried forward as an asset unless the benefit is virtually certain of being realised.

Where assets are revalued no provision for potential capital gains tax has been made.

The income tax expense for the year is calculated using the 36% tax rate, however the deferred tax balances have been adjusted for the decreased corporate tax rate of 34% for the tax year 2000-01 and 30% thereafter. The adjustment recognises that reversal of timing differences will occur within the 2000-01 or later income tax year, at which time tax will be attributed at a lower rate. The corresponding adjustment has been charged to income tax expense.

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)



                                                                      NOTES   CONSOLIDATED   PENFORD AUSTRALIA
30 JUNE 2000                                                                                      LIMITED
                                                                                      $000                $000

2. OPERATING PROFIT

The operating profit before income tax is arrived at after charging/(crediting) the following items:

Amortisation of non-current assets
  Goodwill                                                                              55                  55
  Patents                                                                               72                  72
                                                                              ------------        ------------
                                                                                       127                 127
Depreciation of non-current assets
  Plant and equipment                                                                5,140               4,532
  Buildings                                                                            324                 228
                                                                              ------------        ------------
                                                                                     5,464               4,760
Borrowing costs expensed

  Interest expense - Other related parties                                           1,248                 475
                                                                              ------------        ------------

Bad and doubtful debts - Trade debtors                                                  16                  16
Net loss on disposal of property, plant and equipment                                   91                  90
Operating leases - minimum lease payments                                            1,210               1,178
Other provisions

  Provision for employee entitlements                                                1,337               1,273
Research and development costs                                                       1,584               1,584


Included in the operating profit are the following revenues arising from operating activities:

Sales revenue                                                                      113,648              94,036
                                                                              ------------        ------------

Other revenue                                                                          123                  16
                                                                              ------------        ------------

Operating revenue                                                                  113,771              94,052
                                                                              ============        ============

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

30 JUNE 2000                                                          NOTES   CONSOLIDATED   PENFORD AUSTRALIA
                                                                                                  LIMITED
                                                                                      $000                $000

3. INCOME TAX

The prima facie tax on operating profit differs from the income tax provided in the financial statements as follows:

Prima facie tax on operating profit                                                  1,240                 581
Tax effect of permanent differences
  Depreciation of buildings                                                             82                  82
  Depreciation of plant & equipment                                                    127                 127
  Amortisation of intangible assets                                                     20                  20
  Non-deductible expenses                                                               22                  20
  Research and Development incentive                                                  (242)               (242)
Other permanent decreases                                                             (141)               (141)
Over provision of previous year                                                       (151)               (147)
Net loss attributable to change in income tax rate                                    (464)               (464)
                                                                              ------------        ------------
Total income tax provided on operating profit                                          493                (164)
                                                                              ============        ============


4. RECEIVABLES (CURRENT)

Trade debtors                                                                       17,412              14,184
Provision for doubtful debts                                                           (97)                (66)
                                                                              ------------        ------------
                                                                                    17,315              14,118
Other debtors                                                                          523                 518
                                                                              ------------        ------------
                                                                                    17,838              14,636
                                                                              ============        ============

(a) Aggregate amounts receivable from related parties:
    Wholly-owned group
    - companies under common control                                                 3,265               2,770
                                                                              ============        ============

(b) Movement in provision for doubtful debts
    - balance at beginning of year                                                     135                  86
    - bad and doubtful debts provided for during the year                              (38)                (20)
                                                                              ------------        ------------
    - balance at end of year                                                            97                  66
                                                                              ============        ============

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

30 JUNE 2000                                                          NOTES   CONSOLIDATED   PENFORD AUSTRALIA
                                                                                                  LIMITED
                                                                                      $000                $000

5. INVENTORIES (CURRENT)
Raw materials and stores -
  at cost                                                                           16,181              14,316
Work-in-progress - at cost                                                             196                 196
Finished goods                                                                       8,350               6,382
Other inventory                                                                        181                  --
                                                                              ------------        ------------
Total inventories at lower of
  cost and net realisable value                                                     24,908              20,894
                                                                              ============        ============

6. OTHER CURRENT ASSETS

Prepayments                                                                            523                 345
                                                                              ============        ============

7. INVESTMENTS (NON-CURRENT)
INVESTMENTS AT COST COMPRISE:

Controlled entities
   Unlisted shares                                                                      --                 391
                                                                              ============        ============

8. INTERESTS IN SUBSIDIARIES

Name                            Country of     Percentage of equity
                                incorporation  interest held by the
                                               consolidated entity
                                                        %
Penford New Zealand Limited
(formerly Starch New Zealand
Limited)                              NZ               100
  - ordinary shares                                                                     --                 391
                                                                              ============        ============

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

30 JUNE 2000                                                          NOTES   CONSOLIDATED   PENFORD AUSTRALIA
                                                                                                  LIMITED
                                                                                      $000                $000

9. PROPERTY, PLANT AND EQUIPMENT
Freehold land:

  At cost                                                                           12,445              12,445
  At independent valuation 1998                                        9(a)          1,372                  --
                                                                              ------------        ------------
                                                                                    13,817              12,445
                                                                              ------------        ------------
Buildings on freehold land
  At cost                                                                            5,831               5,831
  Provision for depreciation                                                          (446)               (446)
                                                                              ------------        ------------
                                                                                     5,385               5,385
                                                                              ------------        ------------

   At independent valuation 1998                                       9(a)          2,107                  --
   Provision for depreciation                                                         (145)                 --
                                                                              ------------        ------------
                                                                                     1,962                  --
                                                                              ------------        ------------

TOTAL LAND AND BUILDINGS                                                            21,164              17,830
                                                                              ------------        ------------

Plant and equipment
  At cost                                                                           82,248              70,083
  Provision for depreciation                                                       (48,861)            (39,532)
                                                                              ------------        ------------
                                                                                    33,388              30,551
                                                                              ------------        ------------

Plant and equipment under construction
  At cost                                                                            2,716               2,082
  Provision for depreciation                                                            --                   -
                                                                              ------------        ------------
                                                                                     2,716               2,082
                                                                              ------------        ------------
TOTAL PLANT AND EQUIPMENT                                                           36,104              32,633
                                                                              ------------        ------------
TOTAL PROPERTY, PLANT AND EQUIPMENT                                                 57,268              50,463
                                                                              ============        ============

Cost                                                                               103,426              90,441
Independent valuation 1998                                                           3,293                  --
                                                                              ------------        ------------
                                                                                   106,719              90,441
Provision for depreciation                                                         (49,451)            (39,978)
                                                                              ------------        ------------
TOTAL WRITTEN DOWN AMOUNT                                                           57,268              50,463
                                                                              ============        ============

(a) Valuations

All valuations are estimates of the amounts for which the assets could be exchanged between a knowledgeable willing buyer and a knowledgeable willing seller in an arm's length transaction at the valuation date. The company has a policy of revaluing assets every 3 years.

The valuation of the New Zealand Land and Buildings was carried out by National Portfolio Strategies.

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

30 JUNE 2000                                                          NOTES   CONSOLIDATED   PENFORD AUSTRALIA
                                                                                                  LIMITED
                                                                                      $000                $000
10. INTANGIBLES
Goodwill                                                                               275                 275
Provision for amortisation                                                            (275)               (275)
                                                                              ------------        ------------
                                                                                        --                  --
                                                                              ------------        ------------
Patents                                                                                493                 493
Provision for amortisation                                                             (72)                (72)
                                                                              ------------        ------------
                                                                                       421                 421
                                                                              ------------        ------------
                                                                                       421                 421
                                                                              ============        ============

11. ACCOUNTS PAYABLE (CURRENT)
Trade creditors                                                                      8,189               5,434
Other creditors                                                                      4,200               3,484
                                                                              ------------        ------------
                                                                                    12,389               8,918
                                                                              ============        ============

Aggregate amounts payable to related parties
  Wholly owned group
    - companies under common control                                                 1,817               1,662
                                                                              ============        ============

12. BORROWINGS (CURRENT)
Loan - other                                                          15(a)          5,885               5,885
                                                                              ============        ============

13. PROVISIONS (CURRENT)
Taxation                                                                             3,535               2,558
Employee entitlements                                                   21           1,800               1,519
                                                                              ------------        ------------
                                                                                     5,335               4,077
                                                                              ============        ============

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


30 JUNE 2000                                                          NOTES   CONSOLIDATED   PENFORD AUSTRALIA
                                                                                                  LIMITED
                                                                                      $000                $000
14. ACCOUNTS PAYABLE (NON-CURRENT)
Amounts payable to companies under common control                                   79,827              70,733
                                                                              ============        ============

15. BORROWINGS (NON-CURRENT)
Loan - other                                                                         3,377               3,377
                                                                              ============        ============
  a) Loans-other relate to loans from unrelated parties. Interest is charged monthly at a rate of 0.475% p.a. above the base rate. The base rate is based on either LIBOR of BBSY.
     The loan is secured against raw materials inventory to the same value

16. PROVISIONS (NON-CURRENT)
Employee entitlements                                                   21           2,072               2,035
Deferred income tax liability                                                        2,579               2,578
                                                                              ------------        ------------
                                                                                     4,651               4,613
                                                                              ============        ============

17. SHARE CAPITAL
ISSUED AND PAID UP CAPITAL
- 2 ordinary shares each fully paid                                                     --                  --
                                                                              ============        ============

18. RESERVES
Foreign exchange fluctuation reserve                                                  (473)                 --
                                                                              ------------        ------------
                                                                                      (473)                 --
                                                                              ============        ============

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

30 JUNE 2000                                                          NOTES   CONSOLIDATED   PENFORD AUSTRALIA
                                                                                                  LIMITED
                                                                                      $000                $000
19. STATEMENT OF CASH FLOWS

(a) Reconciliation of the operating profit after tax to the net cash flows from operations
    Operating profit after tax                                                       3,111               1,778
    Depreciation of non-current assets                                               5,464               4,760
    Amortisation of non-current assets                                                 127                 127
    Net (profit)/loss on disposal of property, plant and equipment                      91                  90
    CHANGES IN ASSETS AND LIABILITIES
    Trade receivables                                                               (1,822)               (915)
    Inventory                                                                       (2,690)             (1,845)
    Other assets                                                                       (22)                 29
    Trade creditors                                                                      1                (487)
    Tax provision                                                                   (1,677)             (1,908)
    Deferred income tax liability                                                      778                 778
    Future income tax benefit                                                           26                  --
    Other provisions                                                                   335                 281
                                                                              ------------        ------------
    Net cash flow from (used in) operating activities                                3,722               2,688
                                                                              ============        ============

(b) Reconciliation of cash
    Cash balance comprises:
     -  cash                                                                        16,286               9,795
                                                                              ------------        ------------
    Closing cash balance                                                            16,286               9,795
                                                                              ============        ============

(c) Bank Overdraft Facility
    The company is part of a set off group containing Goodman Fielder companies.

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

30 JUNE 2000                                                          NOTES   CONSOLIDATED   PENFORD AUSTRALIA
                                                                                                  LIMITED
                                                                                      $000                $000

20. EXPENDITURE COMMITMENTS

(a)Capital expenditure commitments
    Estimated capital expenditure contracted for at balance date but not provided for
    - payable not later than one year                                                1,380               1,314
                                                                              ============        ============

(b) Lease expenditure commitments
Operating leases (non-cancelable)
    Minimum lease payments
    - not later than one year                                                          938                 906
    - later than one year and not later than five years                              2,326               2,322
                                                                              ------------        ------------
    - aggregate lease expenditure contracted for at balance date                     3,264               3,228
                                                                              ============        ============

21. EMPLOYEE ENTITLEMENTS AND SUPERANNUATION COMMITMENTS

EMPLOYEE ENTITLEMENTS

The aggregate employee entitlement liability is comprised of:
Accrued wages, salaries and on costs
Provisions (current)                                                    13           1,800               1,519
Provisions (non-current)                                                16           2,072               2,035
                                                                              ------------        ------------
                                                                                     3,872               3,554
                                                                              ============        ============

22. CONTINGENT LIABILITIES
The company is part of a group guarantee secured in favour of Goodman Fielder.

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

23. SUBSEQUENT EVENTS
On 29 September 2000, Penford Corporation completed its acquisition of Penford Australia Limited from Goodman Fielder Limited for $98 million in cash. No significant changes are anticipated to the company's management team or principal activities. The sale of Penford Australia Limited provides Penford with new opportunities to develop, manufacture and market specialty carbohydrate-based ingredients for food and paper applications in expanded markets.

On 1st November 2000, Starch Australasia Limited changed its name to Penford Australia Limited.

30 JUNE 2000                                                          NOTES   CONSOLIDATED   PENFORD AUSTRALIA
                                                                                                  LIMITED

24. REMUNERATION OF DIRECTORS

Directors' remuneration

Income paid or payable, or otherwise made available, in respect of the financial year, to all directors of Penford Australia Limited,
directly or indirectly, from the entity or any related party:                           --                  --
                                                                              ============        ============

The number of directors of Penford Australia Limited whose income
(including superannuation contributions) falls within the following bands is:

                                              2000

                $0 --           $9,999          3


25. AUDITORS' REMUNERATION

Amounts received or due and receivable by the auditors of Penford
Australia Limited for:

- an audit or review of the financial statements                                    19,797              11,000
- other services                                                                        --                  --
                                                                              ------------        ------------
                                                                                    19,797              11,000
                                                                              ============        ============

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

26. RELATED PARTY DISCLOSURES

All related party disclosures relate to those parties that were related at 30 June 2000 or during the year then ended.

(a) The directors of Penford Australia Limited during the financial year were:

Geoffrey Stephenson      (resigned 29 September 2000)
Ian Glasson              (resigned 29 September 2000)
Ian Gilmour              (resigned 29 September 2000)

(b) The following related party transactions occurred during the financial year:

    (i) Transactions with related parties in wholly-owned group

        1. SALES MADE UNDER NORMAL COMMERCIAL TERMS AND CONDITIONS TO COMPANIES UNDER COMMON CONTROL

        2. PURCHASES MADE UNDER NORMAL COMMERCIAL TERMS AND CONDITIONS FROM COMPANIES UNDER COMMON CONTROL

    (ii) Transactions with other related parties

        NONE

    (iii) Transactions with the directors of Penford Australia Limited

        NONE

    (iv) Transactions with director-related entities

        NONE

(c) The ultimate parent entity of the wholly owned group was Goodman Fielder Limited at 30 June 2000 and Penford Corporation at the date of this report.

(d) Equity instruments of directors

        NONE

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

27. SEGMENT INFORMATION

a) The consolidated entity operates predominantly in one industry - manufacturing of starch products.

B) GEOGRAPHICAL SEGMENTS

                            AUSTRALIA  NEW ZEALAND  ELIMINATION    CONSOLIDATED
Operating revenue
  Sales to customers          94,052       25,041      (5,322)        113,771
   outside the
   consolidated entity        ------       ------      ------         -------
Total revenue                 94,052       25,041      (5,322)        113,771
                              ======       ======      ======         =======
Segment result                 1,614        2,071         (81)          3,604
                              ======       ======      ======
Unallocated expenses                                                       --
                                                                      -------
Consolidated entity                                                     3,604
   operating profit
   before income tax
                                                                      =======
Segment assets                96,945       20,725         (84)        117,586
                              ======       ======      ======         =======

28. FINANCIAL INSTRUMENTS

28(A) TERMS, CONDITIONS AND ACCOUNTING POLICIES

The company's accounting policies, including the terms and conditions of each class of financial asset, financial liability and equity instrument, both recognised and unrecognised at the balance date, are as follows:

RECOGNISED    BALANCE  ACCOUNTING POLICIES     TERMS AND CONDITIONS
FINANCIAL      SHEET
INSTRUMENTS    NOTES

(I) FINANCIAL ASSETS


Receivables -       4    Trade receivables are   Credit sales are on 30 days terms.
trade                    carried at nominal
                         amounts due less any
                         provision for doubtful
                         debts. A provision for
                         doubtful debts is
                         recognised when
                         collection of the
                         full nominal amount
                         is no longer probable.

Receivables -       4    Amounts (other than     As above
related                  trade debts)
parties                  receivable from
                         related parties are
                         carried at nominal
                         amounts due.

(II) FINANCIAL
 LIABILITIES
Bank                     Bank overdrafts are     Penford Australia Limited is included
overdrafts               carried at the          in the Goodman Fielder set off
                         principal amount.       facility.  As such it is only charged
                                                 interest on the basis of the overall
                                                 group expense.

                            PENFORD AUSTRALIA LIMITED

28. FINANCIAL INSTRUMENTS (CONT'D)

(II) FINANCIAL LIABILITIES

Trade            11   Liabilities are          Trade liabilities are normally
creditors and         recognised for amounts   settled on 60 days terms.
accruals              to be paid in the
                      future for goods and
                      services received,
                      whether or not billed
                      to the company.

28(A) TERMS, CONDITIONS AND ACCOUNTING POLICIES (CONT'D)

RECOGNISED    BALANCE  ACCOUNTING POLICIES     TERMS AND CONDITIONS
FINANCIAL      SHEET
INSTRUMENTS    NOTES
Accounts         14    These amounts are       This balance represents funding of
payable to             recognised at the       operations.  It is not directly
related                amount to be paid in    interest bearing
parties - non          the future at the
current                principal amount.

Loans           12,15  These amounts are       Interest is charged monthly at a rate
                       recognised at the       of 0.475% p.a. above the base rate.
                       amount to be paid in    The base rate is based on either
                       the future at the       LIBOR of BBSY.
                       principal amount.       The loan is secured against raw
                                               materials inventory to the same value

(III) EQUITY

Ordinary        17     Ordinary share capital  The company is authorised to issue up
shares                 is recognised at the    to 2 ordinary shares of $1 each.
                       fair value of the       Details of shares issued are set out
                       consideration received  in note 15.
                       by the company.

28(B) INTEREST RATE RISK

All financial assets and financial liabilities, both recognised and unrecognised, are non-interest bearing.

28(C) NET FAIR VALUES

The carrying amounts of financial assets and financial liabilities, both recognised and unrecognised, at balance date, approximate their aggregate net fair values.

28(D) CREDIT RISK EXPOSURES

The company's maximum exposures to credit risk at balance date in relation to each class of recognised financial asset is the carrying amount of those assets as indicated in the balance sheet.

CONCENTRATIONS OF CREDIT RISK

The company minimises concentrations of credit risk in relation to trade accounts receivable by undertaking transactions with a large number of customers. However the majority of customers are concentrated in Australia.

Credit risk in trade receivables is managed in the following ways:

-     payment terms are 30 days

- a risk assessment process is used for customers including credit limits and credit reference checks

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

29. US GAAP RECONCILIATION

PRINCIPAL DIFFERENCES BETWEEN AUSTRALIAN GAAP AND US GAAP

Financial statements in the United States are prepared in accordance with US GAAP. In Australia statutory financial statements are prepared in accordance with applicable accounting standards issued by the Australian Accounting Standards Board, the Australian Corporations Law, Schedule 5 to the Corporations Regulations and other mandatory professional reporting requirements (Urgent Issues Consensus Views) collectively referred to as "Australian GAAP."

The statement of cash flows, which has been prepared in accordance with Australian GAAP, complies with International Accounting Standards No. 7.

The only material differences between Australian GAAP and US GAAP for purposes of the 30 June 2000 financial statements of the Company are as follows:

(A) ASSET REVALUATIONS

Under Australian GAAP non-current assets may be revalued both upwards and downwards based on directors' valuations. An upwards revaluation is recorded by a credit to the asset revaluation reserve as a component of shareholders' equity and is not taken through the profit and loss account except where a previous revaluation decrement has been recorded for that class of assets through the profit and loss account. An impairment or downwards revaluation is taken through the profit and loss account except where there is a revaluation reserve for that particular class of assets, in which case the decrement may be debited to that asset revaluation reserve, to the extent a credit exists, rather than the profit and loss account.

The Company assesses the recoverability of non-current assets by comparing the carrying value to the asset's undiscounted cash flow. To the extent that the asset carrying value exceeds its undiscounted cash flow the asset is written down to that amount.

US GAAP does not permit the upward revaluation of such assets. US GAAP requires that an impairment of long-lived assets be recognised through the profit and loss account. Under US GAAP SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," entities, when assessing an asset for impairment, compare the carrying value of the asset or group of assets to the relevant expected cash flow, undiscounted and without interest. If the sum of the undiscounted cash flow is less than the asset carrying value the asset must be written down to "fair value." One method of determining an asset's fair value, in the absence of an active market, is its discounted cash flow. Once impairment is recorded, subsequent recoveries through the profit and loss account are not allowed until the asset is sold.

(B) TRANSFER OF ASSETS BETWEEN RELATED PARTIES

Australian accounting standards allow for the transfer of assets between related parties to be recorded at fair value. For US GAAP, such transfers must be recorded at historical cost.

                            PENFORD AUSTRALIA LIMITED

29. US GAAP RECONCILIATION (CONT'D)

(C) PROFIT AND LOSS ACCOUNT RECONCILIATION

Reconciliation of the consolidated profit and loss accounts determined in accordance with Australian GAAP to profits under U.S. GAAP is as follows:

                                                                     Year Ended
                                                                    30 June 2000
                                                                       A$,000
                                                                    ------------
Operating profit after income tax as reported under Australian GAAP        3,111

Reconciliation to US GAAP:

          Depreciation of revalued assets (1)                                 77
                                                                    ------------

Operating profit after income tax in accordance with U.S. GAAP             3,188
                                                                    ============

                            PENFORD AUSTRALIA LIMITED

29. US GAAP RECONCILIATION (CONT'D)

(D) SHAREHOLDERS' EQUITY RECONCILIATION

Reconciliation of shareholders' equity determined in accordance with Australian GAAP to shareholders' equity under U.S. GAAP is as follows:

                                                                       As at
                                                                    30 June 2000
                                                                       A$,000
                                                                    ------------
Shareholders' equity in accordance with Australian GAAP                   6,122

Reconciliation to US GAAP:

  Difference of historical cost to carrying amount of assets (2)         (3,099)

  Revaluations made to non-current assets (1)                            (3,293)

  Accumulated depreciation on revaluation of assets (1)                     129
                                                                    ------------

Adjusted shareholders' equity in accordance with U.S. GAAP                 (141)
                                                                    ============

(1) Under Australian GAAP non-current assets may be revalued both upwards and downwards based on directors' valuations. Where a non-current asset is revalued, all assets within that class must also be revalued on a consistent basis. The Company revalues its land and buildings approximately every three years. Downward revaluations are taken to the profit and loss account, which is comparable to the treatment of an impairment of an asset under SFAS 121. Under U.S. GAAP, upward revaluations are not recorded.

      The Company revalued land and buildings at the Auckland plant site in 1998. The revaluations resulted in an increase in the value of land of AUD 1,372,000 and an increase in the value of buildings of AUD 1,921,000. Accumulated depreciation on the revaluation increment of the buildings is AUD 129,000 to 30 June 2000. Depreciation for the year is AUD 76,840 based on a useful life of the buildings of 25 years.

      The revaluation reserve of the Company was distributed through dividends prior to acquisition. The reversal of the revaluation reserve therefore results in a decrease in retained profits.

(2) Australian accounting principles reflect the purchase of assets between 100% related parties at fair value. Under U.S. GAAP, such transfers of assets must be recorded at historical cost. The difference between historical cost and the carrying amount of the assets of AUD 3,099,475 represents an increase in the value of the land in Lane Cove and Tamworth that cannot be recorded under U.S. GAAP.

                               PENFORD CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements for Penford Corporation ("Penford") consist of the Unaudited Pro Forma Consolidated Balance Sheet as of August 31, 2000, and the Unaudited Pro Forma Consolidated Statement of Income for the year then ended. These unaudited pro forma financial statements give effect to Penford's acquisition of Starch Australasia Limited, renamed Penford Australia Limited ("PAL" or "Penford Australia"), from Goodman Fielder Limited for $54.5 million (USD) in cash. The acquisition closed on September 29, 2000, and was accounted for as a purchase.

The Unaudited Pro Forma Consolidated Balance Sheet combines Penford's historical consolidated balance sheet at August 31, 2000 and Penford Australia's historical balance sheet at June 30, 2000. The Unaudited Pro Forma Consolidated Statement of Income combines Penford's historical results of operations for the year ended August 31, 2000, with Penford Australia's historical results of operations for the year ended June 30, 2000. The unaudited pro forma consolidated financial statements and related notes should be read in conjunction with the audited financial statements and related notes thereto of Penford Australia included in
Item 7 (a) herein, and the audited consolidated financial statements and notes of Penford Corporation as previously filed on Form 10-K for the year ended August 31, 2000. The unaudited pro forma consolidated financial statements do not purport to be indicative of the financial position or results of operations which would have actually been reported had the acquisition been consummated on the dates indicated, or which may be reported in the future.

                               PENFORD CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF AUGUST 31, 2000
                          (In thousands of US dollars)

                                                   Penford             PAL          Pro Forma
                                                 Historical(1)     Historical(2)   Adjustments      Pro Forma
Assets

Current assets:
  Cash and cash equivalents                        $      -          $      -        $      7 (4)   $      7

  Trade accounts receivable                          17,530             9,425                         26,955
  Inventories                                        10,219            13,493                         23,712
  Prepaid expenses and other                          5,580               567                          6,147
                                                   --------          --------        --------       --------
   Total current assets                              33,329            23,485               7         56,821

Property, plant and equipment:
  Land                                                5,387            11,464                         16,851
  Net, plant and equipment                          102,666            18,088                        120,754
  Construction in progress                            6,795             1,471                          8,266

                                                   --------          --------        --------       --------
   Net property, plant and equipment                114,848            31,023               -        145,871


  Deferred income taxes                              11,466               185                         11,651
  Restricted cash value of life insurance            12,330                                           12,330

  Other assets                                        3,650               228                          3,878
                                                                                       19,459 (3)     19,459
  Goodwill
                                                   --------          --------        --------       --------
                                                   $175,623          $ 54,921        $ 19,466       $250,010
                                                   ========          ========        ========       ========

                               PENFORD CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF AUGUST 31, 2000
                          (In thousands of US dollars)


                                        Penford          PAL            Pro Forma
                                      Historical(1)  Historical(2)     Adjustments         Pro Forma
Liabilities and shareholders' equity
Current liabilities:
  Bank overdraft, net                   $    313       $     --         $      --          $     313
  Current portion of long-term debt        2,857          3,188             3,499 (6)          9,544

  Accounts payable                        10,068          6,758                               16,826
  Accrued liabilities                      8,305            975               811 (5)         10,091
                                        --------       --------         ---------          ---------

    Total current liabilities             21,543         10,921             4,310             36,774


  Long-term debt                          47,824          1,829            58,410 (4)        104,564
                                                                           (3,499)(6)

  Intercompany debt                                      39,755           (39,755)(3)             --
  Deferred income taxes                   21,048          1,294                               22,342
  Other post-retirement benefits          10,805                                              10,805


  Other liabilities                        6,539          1,122                                7,661

Shareholders' equity:
  Common stock                             9,392                                               9,392
  Additional paid-in capital              23,129                                              23,129
  Retained earnings                       68,100                                              68,100
  Treasury stock                         (32,757)                                            (32,757)
                                        --------       --------         ---------          ---------
    Total shareholders' equity            67,864             --                --             67,864
                                        --------       --------         ---------          ---------
                                        $175,623       $ 54,921         $  19,466          $ 250,010
                                        ========       ========         =========          =========


   The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                               PENFORD CORPORATION
           NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


(1) The column designated "Penford Historical" reflects the consolidated balance sheet of Penford Corporation as of August 31, 2000.

(2) The column designated "PAL Historical" reflects the consolidated balance of Penford Australia Limited (formerly Starch Australasia Limited) as of June 30, 2000. The amount shown under intercompany debt of $39,755 represents the fair value of the net assets assumed in the purchase business combination. This amount differs from the net equity of Penford Australia Limited as shown in the statutory consolidated financial statements as of June 30, 2000, as not all assets and liabilities of Penford Australia Limited were assumed by Penford Corporation in the purchase business combination.

(3) Represents the recording of goodwill resulting from the acquisition. The goodwill represents the excess of the purchase price over the net assets acquired at fair value as follows:

         Purchase price                          $59,214
         Fair value of net assets acquired        39,755
                                                 -------
         Excess purchase price                    19,459
                                                 =======

(4)   Represents borrowings of $58,410 to finance the purchase price.

(5) Represents estimated additional fees and expenses related to the acquisition.

(6)   Represents current portion of borrowings assumed for the acquisition.

                               PENFORD CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                              AS OF AUGUST 31, 2000
                          (In thousands of US dollars)

                                        Penford           PAL          Pro Forma
                                      Historical(1)   Historical(2)   Adjustments      Pro Forma
                                      -------------   -------------   --------------  -----------
Sales                                  $  158,150       $ 71,481       $      --      $  229,631
Cost of sales                             114,873         59,504                         174,377
                                       ----------       --------       ---------      ----------
Gross margin                               43,277         11,977              --          55,254

Operating expenses                         17,202          7,929             973 (3)      22,770
                                                                          (3,334)(6)

Research and development expenses           5,359            996              --           6,355
                                       ----------       --------       ---------      ----------
Income from operations                     20,716          3,052           2,361          26,129

Investment income                              39             --              --              39
Interest expense                           (4,813)          (785)         (5,282)(4)     (10,880)
                                       ----------       --------       ---------      ----------
Income before income taxes                 15,942          2,267          (2,921)         15,288
Income taxes                                5,580            310          (1,849)(5)       5,241
                                                                           1,200 (7)
                                       ----------       --------       ---------      ----------
Net income (loss)                      $   10,362       $  1,957       $  (2,272)     $   10,047
                                       ==========       ========       =========      ==========

Weighted average common shares
  outstanding                           7,414,435                                      7,414,435
Net effect of dilutive stock options      350,609                                        350,609
                                       ----------                                     ----------
Weighted average common shares
  and equivalents outstanding           7,765,044                                      7,765,044
                                       ==========                                     ==========

Net income per common share
  Basic                                $     1.40                                     $     1.36
                                       ==========                                     ==========
  Diluted                              $     1.33                                     $     1.29
                                       ==========                                     ==========

Dividends declared per common share    $     0.22                                     $     0.22
                                       ==========                                     ==========

   The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                               PENFORD CORPORATION

          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(1) The column designated "Penford Historical" reflects the consolidated results of operations of Penford Corporation for the year ended August 31, 2000.

(2) The column designated "PAL Historical" reflects the consolidated results operations of Penford Australia Limited (formerly Starch Australasia Limited) for the year ended June 30, 2000.

(3) Represents one year of amortization of goodwill based on a period of 20 years. See note (3) to the Unaudited Pro Forma Consolidated Balance Sheet.

(4) Represents one year of interest expense at an assumed rate of 8.92% (which represents the average interest rate on Penford Corporation's debt for fiscal year 2000) on borrowings of $58,410 undertaken to purchase Penford Australia.

(5) Represents the tax effect at an assumed U.S. statutory rate of 35% on the interest expense recorded under adjustment (4).

(6) Represents cost reductions identified as a result of the acquisition of Penford Australia, including the elimination of management fees of $3,585, offset by management's estimate of costs of $251 that would have been incurred for shared services had Penford Australia been separated from the former shareholder.

(7) Represents the tax effect at an assumed Australian statutory rate of 36% on the cost increases and reductions recorded under adjustments (6).

SIGNATURES:

         Pursuant to the requirements of the Securities Exchange
         Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  PENFORD CORPORATION

         July 10, 2003                            By /s/ Thomas D. Malkoski
                                                     -------------------------
                                                     Thomas D. Malkoski
                                                     Chief Executive Officer